Exhibit 99.2

August Update OTCQB: ANFC Focused Growth in the Williston Basin August 13, 2015

Forward Looking Statements www.blackridgeoil.com 2 Statements made by representatives of Black Ridge Oil & Gas, Inc . (“Black Ridge” or the “Company”) during the course of this presentation that are not historical facts are “forward-looking statements” within the meaning of federal securities laws . These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate . No assurances can be given that such assumptions and expectations will occur as anticipated and actual results may differ materially from those implied or anticipated in the forward looking statements . Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company, and which include risks relating to the general economic or industry conditions, our ability to obtain additional capital needed to implement our business plan, declines in prices and demand for gas, oil and natural gas liquids, loss of key personnel, lack of business diversification, reliance on strategic third-party relationships, ability to obtain rights to explore and develop oil and gas reserves, the rate of in - fill drilling on our leased acreage, financial performance and results, our indebtedness under our line of credit, our ability to replace reserves and efficiently develop our current reserves, our ability to make acquisitions on economically acceptable terms, our ability to effectively utilize hedging, our ability to become listed on a national exchange, and other important factors . Black Ridge undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events .

Black Ridge Overview www.blackridgeoil.com 3 - Public company. OTCQB, Ticker: ANFC - Bakken / Three Forks Shale Non - Operator Exploration and Production Company - Teton project completed and flowing back at strong initial production rates - Formed joint venture with Merced Capital, focused on acquisition of Williston Basin non - operated assets - Looking Forward - Focus majority of cash flow on debt reduction and balance sheet improvement - Acquire assets via Merced JV Black Ridge Operational Focus: Bakken / Three Forks Fairway North Dakota Montana Williston Basin

Why The Non - Operator Business Model? www.blackridgeoil.com 4 - Ability to selectively invest in the highest return projects, without the need to control a drilling unit - Knowledge and data from approximately 350 gross wells to make capital allocation decisions - Low cost structure - Fragmented nature of non - operator leaseholds will continue to provide growth opportunity as the play matures - Flexible capex decision - making: option to participate in all well proposals from operating partners

Black Ridge Oil & Gas Strategy www.blackridgeoil.com 5 Deal Flow with Near - Term Development Disciplined Investment D ecisions and Asset Management Liquidity, Balance Sheet Reporting, Controls, Regulatory C ompliance Cash Flow: IRR >30% Black Ridge Focus Merced Capital Black Ridge JV Focus

- 2.00 4.00 6.00 8.00 10.00 12.00 14.00 Producing "Drilling" Permitted www.blackridgeoil.com 6 Focus Shifting to Production and Cash Flow 10.6 0.5 Black Ridge Oil & Gas’ Net Wells (as of 7/31/15) - 2.69 net wells brought into production in 2015, dominated by Teton project (1.76 net) - 66% growth in producing net wells year over year - Primary focus is leveraging our strong base of producing assets for cash flow generation to pay down debt

0 200 400 600 800 1,000 1,200 1,400 2011 2012 2013 2014 2015 (projected) www.blackridgeoil.com 7 Production Ramping Up in High Return Areas Net Production BOE/d - 1H 2015 average production: 1,058 boe /d - Production gains in 2H 2015 from Teton project startup

$0 $5 $10 $15 $20 $25 $30 $35 $40 Cadence Chambers Outstanding Debt Total Availability Capital Structure www.blackridgeoil.com 8 Outstanding Debt, $MM (as of 06/30/15) Cadence Revolving Facility Senior Secured $34mm borrowing base (1) $4.25mm available LIBOR + 300/350 bps Matures: Jan 2017 Chambers Term Loan Subordinated $31.9mm drawn including PIK LIBOR + 900 bps, 400 bps PIK Matures: June 2017 (1) Borrowing base redetermined from $35mm to $34mm in March 2015

0 100 200 300 400 500 600 700 800 Q3 2015 Q4 2015 1st Half 2016 2nd Half 2016 2017 2018 Swaps Costless Collars Hedging Summary 9 www.blackridgeoil.com $72.40 $89.84 $75.84 $79.47 $80.00 - 89.50 Barrels Hedged (Bo/d), WTI ($/ Bbl , Swap Price i s Weighted Average) (1) $76.95 $75.00 - 95.60 $75.00 - 95.60 (1) Please reference hedging summary in appendix. $60.67

# Teton – McKenzie County, ND

- Operator: ConocoPhillips
- Twenty three gross (1.76 net) wells drilled and completed
- Field cost estimates indicating significant savings from the initial AFE average of $9.1 million due to service cost reductions and operator efficiencies
- Drilling, completion and flow-back activities ahead of original company plan
- Timing for connection to permanent production facilities pending completion of natural gas line, which is behind schedule


North Dakota
Montana


T150N-R96W-3-10(2)
Proposed Middle Bakken
Proposed Three Forks 1st Bench
Proposed Three Forks 2nd Bench

(1)2560-acre spacing unit. Information based on publicly available data, NDIC Case File #21952
(2)Graphic is illustrative only. Actual wellbore locations and targets subject to change.

BLACK RIDGE OIL & GAS
www.blackridgeoil.com 10

# Teton – Initial Production Results

- Initial flowback results are very strong, with wells averaging approximately 2,000 boe/d (81% oil) over a nine day average flowback period

| Well Name | Working Interest | Current Status | Flowback Information | | | |
|---|---|---|---|---|---|---|
| | | | Oil Produced (bbls) | Gas Produced (mcf) | # of Days | Average (Boe/d) |
| Teton 2-8-10MBH | 8.40% | Flowback Complete, Waiting on Facilities | 14,839 | 24,020 | 6 | 3,140 |
| Teton 6-8-10MBH | 8.40% | Flowback Complete, Waiting on Facilities | 14,656 | 27,510 | 6 | 3,207 |
| Teton 7-8-10MBH | 8.40% | Flowback Complete, Waiting on Facilities | 14,785 | 22,171 | 7 | 2,640 |
| Teton 8-8-10TFSH | 8.40% | Flowback Complete, Waiting on Facilities | 14,789 | 21,645 | 7 | 2,628 |
| Teton 5-1-3TFSH | 8.40% | Flowback Complete, Waiting on Facilities | 14,732 | 16,173 | 8 | 2,178 |
| Teton 6-8-10TFSH | 8.40% | Flowback Complete, Waiting on Facilities | 14,883 | 23,203 | 8 | 2,344 |
| Teton 5-8-10MBH | 8.40% | Flowback Complete, Waiting on Facilities | 14,280 | 21,591 | 8 | 2,235 |
| Teton 7-1-3TFSH | 8.40% | Flowback Complete, Waiting on Facilities | 14,835 | 25,283 | 8 | 2,381 |
| Kings Canyon 6-1-27MBH | 8.40% | Flowback Complete, Waiting on Facilities | 14,699 | 10,225 | 9 | 1,823 |
| Kings Canyon 7-8-34MBH | 8.40% | Flowback Complete, Waiting on Facilities | 14,805 | 28,901 | 9 | 2,180 |
| Teton 3-8-10MBH | 8.40% | Flowback Complete, Waiting on Facilities | 14,861 | 23,839 | 9 | 2,093 |
| Kings Canyon 2-8-34UTFH | 8.40% | Flowback Complete, Waiting on Facilities | 14,224 | 14,066 | 11 | 1,506 |
| Kings Canyon 4-8-34UTFH | 8.40% | Flowback Complete, Waiting on Facilities | 14,696 | 19,730 | 11 | 1,635 |
| Kings Canyon 6-8-34UTFH | 8.40% | Flowback Complete, Waiting on Facilities | 14,087 | 25,180 | 11 | 1,662 |
| Kings Canyon 4-1-27MTFH | 8.40% | Flowback Complete, Waiting on Facilities | 14,691 | 11,371 | 11 | 1,508 |
| Kings Canyon 4-8-34MBH | 8.40% | Flowback Complete, Waiting on Facilities | 12,806 | 16,552 | 12 | 1,297 |
| Kings Canyon 5-8-34UTFH | 8.40% | Flowback Complete, Waiting on Facilities | 14,764 | 17,500 | 12 | 1,473 |
| Kings Canyon 6-1-27MTFH | 8.40% | Flowback in Process | 11,391 | 13,050 | 8 | 1,696 |
| Kings Canyon 3-1-27MTFH | 8.40% | Flowback in Process | 9,701 | 14,606 | 11 | 1,103 |
| RemingTeton 8-8-10 MBH | 6.25% | Flowback Complete, Waiting on Facilities | 14,805 | 20,641 | 7 | 2,606 |
| TetoNorman 1-1-3UTFH | 6.25% | Flowback Complete, Waiting on Facilities | 14,736 | 16,696 | 9 | 1,947 |
| LaCanyon 8-8-34MBH | 2.15% | Flowback Complete, Waiting on Facilities | 14,794 | 25,880 | 7 | 2,730 |
| DeKing 1-8-34MBH-ULW | 2.15% | Flowback Complete, Waiting on Facilities | 14,713 | 22,758 | 9 | 2,056 |
| *Project Average* | *7.67%* | | *14,242* | *20,113* | *9* | *1,984* |

BLACK RIDGE OIL & GAS
www.blackridgeoil.com 11

Merced Black Ridge Partnership www.blackridgeoil.com 12 Transaction Structure New Acquisition Merced Black Ridge, LLC Black Ridge Affiliate of Merced Capital, L.P. Equity Capital Deal sourcing, Mgmt. services Management fee, Promote Co - invest 0% - 25% Working interest 75% - 100% Working interest - Merced Black Ridge, LLC - Merced provides equity capital, with initial target of $ 5 0 Million, subject to Merced approval - Capital used to acquire / develop non - operated assets in the Williston Basin - Black Ridge will source deals and manage day to day business - Black Ridge will receive management fee and participation in entity profits once investor hurdles are met - Strategic rationale for Black Ridge - Structure is non - dilutive to existing shareholders - Potential to achieve significant equity returns with its share of partnership profits - Option to co - invest in high return projects for up to 25% working interest (held directly in Black Ridge) - Creates a long - term partnership that is scalable and repeatable www.mercedcapital.com

For More Information www.blackridgeoil.com 13 Ken DeCubellis Chief Executive Officer ken.decubellis@blackridgeoil.com 952 - 426 - 1241 Stay Up to Date on Black Ridge Oil & Gas www.blackridgeoil.com

www.blackridgeoil.com 14 Appendix

Hedging Summary 15 www.blackridgeoil.com Swaps Settlement Period Contract Date Oil (BBLS) Fixed Price 7/1/2015 - 12/31/2015 8/9/2013 12,000 $ 88.28 7/1/2015 - 12/31/2015 4/8/2014 10,500 $ 89.70 7/1/2015 - 12/31/2015 5/21/2014 6,000 $ 92.38 7/1/2015 - 12/31/2015 9/16/2014 15,000 $ 90.16 10/1/2015 - 12/31/2015 5/11/2015 36,000 $ 61.87 1/1/2016 - 12/31/2016 6/25/2014 60,000 $ 90.36 1/1/2016 - 12/31/2016 9/15/2014 24,000 $ 88.15 1/1/2016 - 6/30/2016 5/11/2015 45,000 $ 62.88 7/1/2016 - 12/31/2016 7/22/2015 18,000 $ 55.55 1/1/2017 - 12/31/2017 9/15/2014 78,000 $ 87.18 1/1/2017 - 12/31/2017 7/22/2015 42,000 $ 57.95 1/1/2018 - 12/31/2018 7/22/2015 96,000 $ 60.67 Costless Collars Settlement Period Contract Date Oil (BBLS) Floor / Ceiling 7/1/2015 - 12/31/2015 12/13/2013 18,000 $ 75.00 / 95.60 1/1/2016 - 6/30/2016 8/9/2013 10,002 $ 80.00 / 89.50